Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     Robert W. Walker, Chairman of the Board, President and Chief Executive Officer and Karen E. Troutman, Principal Financial and Accounting Officer of Abigail Adams National Bancorp, Inc. (the “Company”) each certify in his or her capacity as an officer of the Company that he or she has reviewed the annual report of the Company on Form 10-K for the year ended December 31, 2008 and that to the best of his or her knowledge:
(1)	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

April 15, 2009	/s/ Robert W. Walker
Date	Robert W. Walker, President and Chief Executive Officer

April 15, 2009	/s/ Karen E. Troutman
Date	Karen E. Troutman Principal Financial and Accounting Officer